MMC ENERGY, INC. ANNOUNCES BUSINESS UPDATE WEB CAST NOVEMBER 15, 2006

New York-November 6, 2006-MMC Energy, Inc. (NASDAQ OTC: MMCN) (Deutsche Bourse: JU1) today announced that MMC Chairman and Chief Executive Officer Karl W. Miller and members of the company's senior management team will discuss the third quarter 2006 results, the pending Mid-Sun power plant acquisition, the Chula Vista power plant re-powering update, the potential Escondido power plant re-powering and other commercial matters during an investor presentation to be web cast live beginning at 9 a.m. ET/8 a.m. CT on Wednesday November 15, 2006.

The listen-only web cast on November 15 can be accessed via the "News" section of the company's web site at http://www.mmcenergy.com. For persons unable to listen to the live web cast, the call will be archived and available for replay in the previously mentioned section of the company's web site until fourth quarter and year-end 2006 financial results are announced.

MMC previously announced the acquisition of the Mid-Sun power plant near the City of Bakersfield, Kern County, California. MMC expects to close the transaction during November 2006. The Mid-Sun facility is located adjacent to numerous oil production facilities and has historically provided power and steam to support the enhanced oil recovery industry.

The company also recently announced the planned 94 MW re-powering of its Chula Vista power plant, located in San Diego County.  San Diego is one of the most constrained power markets in California and the entire US and the Chula Vista power plant is situated in a key location on the transmission grid to provide reliable energy and power services.

About MMC Energy, Inc.:

MMC is an energy acquisition company, which primarily acquires and operates critical power generation and associated energy infrastructure assets. The Company’s business strategy is to provide critical reliability-based power and services including capacity, ancillary services and peaking energy from its power plants. The company is headquartered in New York City and traded on the NASDAQ OTC Exchange in the United States and the Deutsche Bourse in Germany.

The Company creates long-term value for its shareholders through deep value asset acquisitions and hands on post-acquisition asset management and cash flow growth. The Company currently owns power generation assets in Southern California and is pursuing a disciplined portfolio acquisition and growth strategy targeting power generation facilities and energy infrastructure assets primarily in California, Texas, Mid-Atlantic, and the Northeastern U.S.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on May 15, 2006, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward-looking statements.

Source: MMC Energy Inc.
CONTACT:	READ IT ON THE WEB
Denis G. Gagnon	www.mmcenergy.com
Chief Financial Officer
(212) 977-0900